                                                                  EXHIBIT (a)(4)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                       EFFECTIVE MANAGEMENT SYSTEMS, INC.
                                       AT
                      $4.50 NET PER SHARE OF COMMON STOCK
                                       BY

                             IFS ACQUISITION, INC.
                          A WHOLLY-OWNED SUBSIDIARY OF

                               IFS AMERICAS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            FRIDAY, OCTOBER 15, 1999, UNLESS THE OFFER IS EXTENDED.

                                                               September 8, 1999

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by IFS Acquisition, Inc., a Wisconsin corporation (the "Purchaser") and a wholly-owned subsidiary of IFS Americas, Inc., a Delaware corporation ("Parent"), to act as Information Agent, in connection with the Purchaser's offer to purchase all outstanding shares of common stock, $.01 par value per share (the "Shares"), of Effective Management Systems, Inc., a Wisconsin corporation (the "Company"), at a price of $4.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 8, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together with the Offer to Purchase, constitute the "Offer") enclosed herewith. Parent is a wholly-owned subsidiary of Industrial & Financial Systems, IFS AB, a corporation organized under the laws of Sweden ("IFS AB").

     THE OFFER IS BEING MADE PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 1, 1999 (THE "MERGER AGREEMENT"), BY AND AMONG PARENT, THE PURCHASER AND THE COMPANY. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENT DESCRIBED IN THE OFFER TO PURCHASE, THE OFFER AND THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND DETERMINED THAT THE OFFER PRICE TO BE RECEIVED FOR EACH SHARE IN THE OFFER AND THE MERGER IS FAIR TO THE SHAREHOLDERS OF THE COMPANY, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT THERETO.

     Also enclosed is the letter to stockholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE OF THE

OFFER THAT NUMBER OF SHARES WHICH WILL REPRESENT AT LEAST 75% OF THE OUTSTANDING SHARES ON A FULLY DILUTED BASIS (WITHOUT GIVING PRO FORMA EFFECT TO THE POTENTIAL ISSUANCE OF ANY SHARES ISSUABLE UNDER THE STOCK OPTION AGREEMENT) ON THE DATE OF PURCHASE. THE PURCHASER WILL NOT BE REQUIRED TO ACCEPT FOR PAYMENT OR PAY FOR TENDERED SHARES UNTIL THE EXPIRATION OF ALL APPLICABLE WAITING PERIODS UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED (THE "HSR ACT"). THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS DESCRIBED IN SECTION 15 OF THE OFFER TO PURCHASE. THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING. THE FINANCING IS BEING RAISED BY IFS AB, PURSUANT TO A RIGHTS OFFERING TO ITS EXISTING STOCKHOLDERS AND IS GUARANTEED BY AN UNCONDITIONAL AND IRREVOCABLE OBLIGATION BY THE INVESTMENT BANKING FIRM, ALFRED BERG FONDKOMMISSION AB. SEE SECTION 9 OF THE OFFER TO PURCHASE.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

          1. The Offer to Purchase dated September 8, 1999.

          2. The Company's Solicitation/Recommendation Statement on Schedule 14D-9.

          3. The Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

          4. The Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares (the "Share Certificates") are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase) or the procedure for book-entry transfer cannot be completed by the Expiration Date.

          5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withheld.

          7. A return envelope addressed to the Depositary (as defined in the Offer to Purchase).

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and will pay for all Shares validly tendered prior to the Expiration Date and not properly withdrawn promptly after the latest to occur of (i) the Expiration Date, (ii) the expiration of all applicable waiting periods under the HSR Act and (iii) the satisfaction or waiver of the conditions to the Offer set forth in Section 15 of the Offer to Purchase. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, validly tendered Shares as, if and when the Purchaser gives oral or written notice to the Depositary of its acceptance of such Shares for payment pursuant to the Offer. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Share Certificates or a timely confirmation of a book-entry transfer of Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 3 of the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 3 of the Offer to Purchase), and (iii) all other documents required by the Letter of Transmittal. Under no circumstances will interest on the purchase price for Shares be paid by the Purchaser, regardless of any delay in making such payment.

     The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent and the Depositary as described in Section 17 of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     The Purchaser will pay any stock transfer taxes with respect to the transfer and sale to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal, as well as any charges and expenses of the Depositary and the Information Agent.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 15, 1999 UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and Share Certificates should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender Shares, but it is impracticable for them to forward their Share Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 3 of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from the undersigned at the address and telephone number set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          [MACKENZIE PARTNERS, INC. LOGO]

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, THE PURCHASER, THE COMPANY, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

                                        3